Filed pursuant to Rule 424(c)
                                                   Registration No. 333-19625

                                 SUPPLEMENT TO

                       PROSPECTUS DATED JANUARY 10, 1997

                                       OF

                            SEL-LEB MARKETING, INC.

                  (Capitalized terms used herein shall have the meaning ascribed thereto in the Prospectus.)

     One of the Selling Securityholders, Jan S. Mirsky, has transferred to the entity identified below the number of Shares set forth opposite its name:

               Name                               Number of Shares
               ----                               ----------------

          924 Associates                               57,000

     The "Selling Securityholders" section of the Prospectus is hereby amended to include the entity identified above as a Selling Securityholder with respect to the number of Shares set forth above.

                 The date of this Supplement is March 20, 1997.